Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A of our report dated April 11, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity California Municipal Trust: Fidelity California Municipal Income Fund and of our report dated April 10, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity California Municipal Trust: Fidelity California Limited Term Tax-Free Bond Fund (formerly known as Fidelity California Short-Intermediate Tax-Free Bond Fund) which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 23, 2014